Exhibit 5.1

DLA Piper LLP (US) 401 Congress Avenue, Suite 2500 Austin, Texas 78701-3799 www.dlapiper.com T 512.457.7000 F 512.457.7001

August 3, 2020

BigCommerce Holdings, Inc.

11305 4 Points Dr., Building 2, Suite 100

Austin, Texas 78726

Re: Registration Statement on Form S-1 (Registration No. 333-239838)

Ladies and Gentlemen:

We have acted as counsel to BigCommerce Holdings, Inc., a Delaware corporation (the “Company”) in connection with the proposed issuance and sale of up to 10,372,500 shares of the Company’s Series 1 common stock, par value $0.0001 (the “Shares”), which includes up to 7,877,500 Shares to be sold by the Company (including up to 1,027,500 Shares that may be sold upon exercise of an option granted to the underwriters) (the “Company Shares”) and up to 2,495,000 Shares to be sold by certain selling stockholders (the “Selling Stockholders”) (including up to 325,435 Shares that may be sold upon exercise of an option granted to the underwriters) (the “Stockholder Shares’), as set forth in the Company’s registration statement (Registration No. 333-239838) on Form S-1 (as amended and supplemented from time to time, the “Registration Statement”) initially filed with the Securities and Exchange Commission on July 13, 2020 under the Securities Act of 1933, as amended (the “Act”). We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), to be entered into by and among the Company, the Selling Stockholders and the underwriters.

This opinion is being furnished in accordance with the registration requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

As the basis for the opinions hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the Registration Statement; (b) the Sixth Amended and Restated Certificate of Incorporation of the Company, as amended, as currently in effect; (c) the Bylaws of the Company, as currently in effect; (d) the forms of the Company’s Seventh Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, filed as Exhibits 3.2 and 3.4 to the Registration Statement, respectively, each of which is to be in effect prior to the closing of the offering contemplated by the Registration Statement, (e) certain resolutions of the Board of Directors of the Company; (f) the form of Underwriting Agreement; and (g) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; and (ii) such statutes, including the Delaware General Corporation Law, and regulations as we have deemed necessary or advisable for the purposes of this opinion. We have not independently verified any factual matter relating to this opinion.

We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

On the basis of the foregoing, we are of the opinion that (i) the Company Shares, when such Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and are issued, sold and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and (ii) the Stockholder Shares have been validly issued and are fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving our consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)